NEITHER THE ISSUANCE NOR SALE OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE NOTE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

Principal Amount: $675,000	Issue Date: May 12, 2018

AMENDED AND RESTATED PROMISSORY NOTE

FOR VALUE RECEIVED, Webstar Technology Group, Inc., a Wyoming corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of Webstar Networks Corporation, a Florida corporation (the “Holder”) the principal sum of $675,000, together with interest at the rate of three and one half percent (3.5%) per annum, at maturity or upon acceleration or otherwise, as set forth herein (the “Note”).

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

The following additional terms shall apply to this Note:

Article I. PAYMENT AND CONVERSION RIGHTS

1.1 Payment.

(a) Maturity and Payment Time. The maturity date for the Note is the first business day following the completion of a Public Offering (as defined below) (the “Maturity Date”). The term “Public Offering” means (i) the effective date of a registration statement filed by the Borrower with the U.S. Securities and Exchange Commission (the “SEC”) or (ii) such earlier date that the Buyer consummates a merger with or into a company whose securities are registered with the SEC under the Securities Act and which results in either of (i) or (ii) at least $5,000,000 of gross proceeds to the Company. In the event the Public Offering has not occurred by December 31, 2019, the Maturity Date shall be January 1, 2020. On the Maturity Date, Borrower shall pay to Holder the principal sum, as well as any accrued and unpaid interest and other fees relating to this Note, if not earlier paid in accordance herewith. This Note may be prepaid in whole or in part at any time at the election of the Borrower.

(b) Interest. Any amount of principal or interest on this Note, which is not paid by the Maturity Date, shall bear interest at the rate of three and one half percent (3.5%) per annum from the due date thereof until the same is paid (“Default Interest”). Interest shall commence accruing on the Issue Date and shall be computed on the basis of a 365-day year and the actual number of days elapsed.

(c) Payment Details and Process. All payments due hereunder shall be made in United States Dollars (“USD”). All payments shall be made at such address of the Holder as set forth in Section 3.2 or by wire transfer pursuant to instructions provided by Holder to Borrower at least three business days prior to such payment. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed.

1.2 No Conversion. This Note is not convertible into any other securities of the Borrower.

Article II. EVENTS OF DEFAULT

If any of the following events occur, it shall be an “Event of Default” under this Note:

2.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note as and when required hereunder and such breach continues for a period of five (5) days following notice to the Borrower from the Holder.

2.2 Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder.

2.3 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein shall be false or misleading in any material respect when made and the breach of which has had a material adverse effect on the rights of the Holder with respect to this Note.

2.4 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower, and is not dismissed or settled within and ten (10) days.

Upon the occurrence and during the continuation of any Event of Default specified herein, exercisable through the delivery of written notice to the Borrower by the Holder, the Note shall become immediately due and payable in full.

Article III. MISCELLANEOUS

3.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder or the Borrower in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

3.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, or electronic mail addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery, upon electronic mail delivery with return receipt requested and received, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower:

Webstar Technology Group, Inc.

Attn: Joseph Stingone

4231 Walnut Bend

Jacksonville, FL 32257

Attn: Joseph Stingone

Email: jps@webstartechnologygroup.com

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With a copy, which shall not constitute notice, to:

Legal & Compliance, LLC

Attn: Lazarus Rothstein, Esq.

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Email: lrothstein@LegalAndCompliance.com

If to the Holder:

Webstar Networks Corporation

555 8th St.

Unit G

Holly Hill, FL 32117

Attention: James Owens

3.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

3.4 Assignability. Holder may not assign this Note without the prior written consent of the Borrower, which may be withheld by the Borrower in its sole discretion. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.

3.5 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Wyoming without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state and/or federal courts of Florida located in Palm Beach County, Florida. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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3.6 Certain Amounts. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

3.7 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

3.8 This Amended and Restated Secured Note amends, restates, replaces and supersedes, in its entirety, that certain Promissory Note dated as of May 12, 2018, from the Borrower, in favor of Holder in the original principal amount of $675,000.00 (the “Original Note”). It is the intention of the Borrower and Holder that while this Note amends, restates, replaces and supersedes the Original Note, in its entirety, it is not in payment or satisfaction of the Original Note, but rather is the substitute of one evidence of debt for another without any intent to extinguish the old. Should there be any conflict between any of the terms of the Original Note, and the terms of this Note, the terms of this Note shall control.

[Signature appears on following page]

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer as of the Issue Date.

Webstar Technology Group, Inc.

By:	/s/ Joseph P. Stingone, Sr.
Name:	Joseph P. Stingone, Sr.
Title:	Chief Executive Officer

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